UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2009
SeaBright Insurance Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)
1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)
206-269-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 23, 2009, SeaBright Insurance Company (the “Company”), a wholly owned subsidiary of SeaBright Insurance Holdings, Inc., filed with the California Department of Insurance its rates for new and renewal workers’ compensation insurance policies written in the state of California on or after August 1, 2009. The new rates reflect an average increase of 10.6% from prior rates and are in response to increased projected medical costs and recent California Workers’ Compensation Appeals Board decisions. Approximately 40% of the Company’s in-force premiums at March 31, 2009 were written in the state of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.

By:	/s/John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer

Date: June 25, 2009